Exhibit 99.1

Salarius Announces Pricing of $5.3 Million Underwritten Public Offering

HOUSTON, July 30, 2020 (GLOBE NEWSWIRE) — Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical-stage oncology company targeting cancers caused by dysregulated gene expression, today announced the pricing of an underwritten public offering of 4,461,209 shares of its common stock at a price to the public of $1.20 per share. All of the shares are being sold by Salarius. The gross proceeds to Salarius from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $5.3 million. The closing of the offering is expected to take place on or about August 3, 2020, subject to the satisfaction or waiver of customary closing conditions. In addition, Salarius has granted the underwriter a 45-day option to purchase up to 669,181 additional shares of common stock at the public offering price per share, less underwriting discounts and commissions.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager in connection with the public offering.

The securities were offered pursuant to a registration statement on Form S-3 (File No. 333-231010), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on May 17, 2019. When available, copies of the final prospectus supplement and accompanying prospectus relating to the offering can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Attn: Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172, by calling (212) 409-2000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Salarius Pharmaceuticals, Inc.

Salarius Pharmaceuticals, Inc. is a clinical-stage oncology company targeting cancers caused by dysregulated gene expression, or epigenetic causes of cancers, and is developing treatments for patients that need them the most. Epigenetics refers to the regulatory system that affects gene expression. Salarius’ lead candidate, seclidemstat, is currently in clinical development for treating Ewing sarcoma, for which it has Fast Track Designation, Orphan Drug Designation and Rare Pediatric Disease Designation by the U.S. Food and Drug Administration. Salarius is also developing seclidemstat for a number of cancers, with a second Phase 1/2 clinical study in advanced solid tumors, including prostate, breast and ovarian cancers.

Forward-Looking Statements

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including statements that relate to the offering, the expected closing of the offering, and other information that is not historical information. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions, the impact of the COVID-19 pandemic, and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Salarius is contained in the sections captioned “Risk Factors” in the preliminary prospectus supplement and the accompanying prospectus related to the public offering filed with the SEC, including the documents incorporated by reference therein. Salarius disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Investor Relations

Tiberend Strategic Advisors, Inc.

Maureen McEnroe, CFA/Miriam Miller

(212) 375-2664 / 2694

mmcenroe@tiberend.com

mmiller@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Johanna Bennett

(212) 375-2686

jbennett@tiberend.com

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